Exhibit 10.60

FIRST AMENDMENT TO THE
BAKER HUGHES COMPANY EMPLOYEE STOCK PURCHASE PLAN
THIS AMENDMENT by Baker Hughes Company (the “Company”),
W I T N E S S E T H:
WHEREAS, the Company previously adopted the Baker Hughes Company Employee Stock Purchase Plan, previously named the Baker Hughes, a GE company Employee Stock Purchase Plan (the “Plan”);
WHEREAS, the name of Baker Hughes, a GE company has changed to Baker Hughes Company;
WHEREAS, General Electric Company has reduced its ownership interest in the Company to less than 50 percent of the outstanding equity securities of the Company;
WHEREAS, the Company reserved the right in Section 10.3 to amend the Plan; and
WHEREAS, the Company has determined to amend the Plan;
NOW, THEREFORE, effective January 1, 2020, the Plan is hereby amended as follows:
(1)    Section 2.22 of the Plan is amended to provide as follows:
“Plan” means the Baker Hughes Company Employee Stock Purchase Plan, as amended from time to time.

(2)    Section 2.2 of the Plan is amended to provide as follows:
“Affiliate” means any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on the 31st day of January, 2020.
BAKER HUGHES COMPANY

/s/ Manjit Gill
By: Manjit Gill
Title: Vice President, Total Rewards